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                                                                EXHIBIT 4.1
                                                       DECLARATION OF TRUST

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                         ILLINOIS POWER SPECIAL PURPOSE TRUST


                                 DECLARATION OF TRUST



                             Dated as of December 1, 1998





                   FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION

                                 As Delaware Trustee



                        Cynthia G. Steward and Eric B. Weekes

                               As Beneficiary Trustees


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                                  TABLE OF CONTENTS

ARTICLE I
     DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . . . . . . . . . . .1
     SECTION 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II
     ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 2.1    Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 2.2    Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     SECTION 2.3    Purposes and Powers. . . . . . . . . . . . . . . . . . . . . . .2
     SECTION 2.4    Declaration of Trust . . . . . . . . . . . . . . . . . . . . . .3
     SECTION 2.5    Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . . .3
     SECTION 2.6    Liability of the Grantee . . . . . . . . . . . . . . . . . . . .4
     SECTION 2.7    Title to Trust Estate. . . . . . . . . . . . . . . . . . . . . .4
     SECTION 2.8    Situs of Trust . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE III
     DELIVERY OF CERTAIN DOCUMENTS. . .  . . . . . . . . . . . . . . . . . . . . . .5
     SECTION 3.1    Documents Relating to Registration of Notes. . . . . . . . . . .5
     SECTION 3.2    Documents Relating to Issuance of Notes. . . . . . . . . . . . .5
     SECTION 3.3    Documents Relating to Sale Agreements. . . . . . . . . . . . . .5
     SECTION 3.4    Subsequent Sale Agreements . . . . . . . . . . . . . . . . . . .6

ARTICLE IV
     ACTIONS BY TRUSTEES. . . .. . . . . . . . . . . . . . . . . . . . . . . . . . .8
     SECTION 4.1    Prior Notice to the Grantee with Respect to Certain Matters. . .8
     SECTION 4.2    Action by the Grantee with Respect to Certain Matters. . . . . .8
     SECTION 4.3    Action by the Grantee with Respect to Bankruptcy . . . . . . . .9
     SECTION 4.4    Restrictions on Grantee Power. . . . . . . . . . . . . . . . . .9
     SECTION 4.5    Application of Trust Funds . . . . . . . . . . . . . . . . . . .9

ARTICLE V
     THE TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     SECTION 5.1    Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     SECTION 5.2    Rights of the Delaware Trustee . . . . . . . . . . . . . . . . 11
     SECTION 5.3    Acceptance of Trusts and Duties. . . . . . . . . . . . . . . . 11
     SECTION 5.4    Action upon Instruction by the Grantee . . . . . . . . . . . . 13
     SECTION 5.5    Furnishing of Documents. . . . . . . . . . . . . . . . . . . . 13
     SECTION 5.6    Representations and Warranties . . . . . . . . . . . . . . . . 14
     SECTION 5.7    Reliance: Advice of Counsel. . . . . . . . . . . . . . . . . . 15
     SECTION 5.8    Trustees May Own Notes . . . . . . . . . . . . . . . . . . . . 16
     SECTION 5.9    Compensation and Indemnity . . . . . . . . . . . . . . . . . . 16
     SECTION 5.10   Replacement of a Trustee . . . . . . . . . . . . . . . . . . . 17

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

     SECTION 5.11   Merger or Consolidation of Delaware Trustee. . . . . . . . . . 18
     SECTION 5.12   Appointment of Co-Trustee or Separate Trustee. . . . . . . . . 18
     SECTION 5.13   Eligibility Requirements for Delaware Trustee. . . . . . . . . 19

ARTICLE VI
     TERMINATION OF DECLARATION. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 6.1    Termination of Declaration . . . . . . . . . . . . . . . . . . 20
     SECTION 6.2    [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE VII
     MISCELLANEOUS. . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 7.1    No Legal Title to Trust Estate . . . . . . . . . . . . . . . . 21
     SECTION 7.2    Limitations on Rights of Others. . . . . . . . . . . . . . . . 21
     SECTION 7.3    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 7.4    Severability . . . . . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 7.5    Amendments Without Consent of Holders. . . . . . . . . . . . . 21
     SECTION 7.6    Amendments With Consent of Holders . . . . . . . . . . . . . . 22
     SECTION 7.7    Form of Amendments . . . . . . . . . . . . . . . . . . . . . . 22
     SECTION 7.8    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 7.9    Successors and Assigns . . . . . . . . . . . . . . . . . . . . 23
     SECTION 7.10   No Petition Covenant . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 7.11   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 7.12   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 23

EXHIBITS

     Exhibit A      Form of Certificate of Trust

          THIS IS A DECLARATION OF TRUST, dated as of December 1, 1998 (as amended or restated from time to time, the "Declaration"), by FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, acting hereunder not in its individual or corporate capacity but solely as Delaware trustee (the "Delaware Trustee"), and Cynthia G. Steward and Eric B. Weekes, each as a Beneficiary Trustee and acting hereunder solely for the limited purposes specified in SECTION 3.1 (collectively, the "Beneficiary Trustees" and, together with the Delaware Trustee, the "Trustees"), created for the purpose of holding assets (the "Trust Estate" as herein defined) assigned and transferred to the Trust by Illinois Power Securitization Limited Liability Company, a special purpose Delaware limited liability company (the "Grantee") pursuant to the terms of the Sale Agreement or a Subsequent Sale Agreement and pledging and assigning the same in accordance with the terms hereof for the benefit of the Grantee and, at the direction of the Grantee, subject to the rights of the Holders of Notes, to be issued by the trust created hereby, as provided herein and in the other Basic Documents.

          NOW, THEREFORE, the Delaware Trustee on behalf of the Trust hereby agrees to hold all assets and funds in trust transferred to it hereunder, to assign and pledge the same as Note Collateral for Notes, as follows:

                                     ARTICLE I
                     DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1 DEFINITIONS. All references herein to "the Declaration" or "this Declaration" are to this Declaration of Trust, all references herein to the "Note Issuer" are to the trust created hereunder as issuer of the Notes and all references herein to Articles, Sections, subsections, Schedules and Exhibits are to Articles, Sections, subsections, Schedules and Exhibits of this Declaration, unless otherwise specified. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in that certain Indenture (including APPENDIX A thereto) dated as of the date hereof between Illinois Power Special Purpose Trust, as the Note Issuer, and Harris Trust and Savings Bank, as the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

                                     ARTICLE II
                                    ORGANIZATION

          SECTION 2.1 NAME. The Trust created hereby shall be known as "Illinois Power Special Purpose Trust," the "Note Issuer" or "IPSPT," in which name the Delaware Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. In addition, the Delaware Trustee may conduct the business of the Trust in its own name, as trustee hereunder, to the extent deemed necessary or appropriate by the Delaware Trustee, in its sole discretion.

          SECTION 2.2 OFFICE. The office of the Trust shall be in care of the Delaware Trustee at the Corporate Trust Office or at such other address in Delaware as the Delaware Trustee may designate by written notice to the Grantee.

          SECTION 2.3 PURPOSES AND POWERS. The purpose of the Trust is to engage in the following activities:

          (a) to acquire, manage, administer, pledge, assign, sell and collect Intangible Transition Property and all other Note Collateral or other assets constituting the Trust Estate;

          (b)  to retain and pledge as security the Capital Contribution;

          (c) to register, or cause the registration, of the Notes as contemplated by SECTION 3.1 for purposes of issuance and sale;

          (d) to issue and sell Notes in accordance with a Trust's Issuance Certificate pursuant to the Indenture and any supplemental indenture or Trust's Issuance Certificate thereunder or to another indenture, note purchase agreement or similar agreement that may be described in the Sale Agreement or any Subsequent Sale Agreement entered into in accordance with the terms hereof, and to sell, transfer or exchange Notes pursuant to the terms of any underwriting agreement or other agreement entered into pursuant to the terms of the Sale Agreement or any Subsequent Sale Agreement;

          (e) to acquire property and assets from the Grantee pursuant to the Sale Agreement or any Subsequent Sale Agreement, to make payments on the Notes, to make distributions of any amounts released to the Trust and forever discharged from the terms of the Indenture and to pay the organizational, start-up and transactional expenses of the Trust;

          (f) to establish, acquire, hold and terminate any Swap Agreements upon the terms of and as provided in the Sale Agreement or any Subsequent Sale Agreement;

          (g) to assign, grant, transfer, pledge, mortgage and convey the Intangible Transition Property and all other Note Collateral pursuant to the terms of the Indenture;

          (h) to enter into and perform its obligations and exercise its rights under the Basic Documents to which it is a party;

          (i) to execute and deliver any Trust's Issuance Certificate authorized pursuant to the Sale Agreement or any Subsequent Sale Agreement;

          (j) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (k) subject to compliance with the Basic Documents and the requirements of any related Sale Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of payments to the holders of Notes from time to time.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the Basic Documents or as required by applicable law.

          SECTION 2.4 DECLARATION OF TRUST. The Delaware Trustee hereby declares that it shall hold the Trust Estate in trust as herein provided for the benefit of the Grantee, subject to the rights of the Holders under the Indenture, from and after the date hereof until termination of this Trust as herein provided, subject to the obligations of the Trust under the Basic Documents. It is the intention that the Trust shall constitute a business trust under the Business Trust Act and that this Declaration shall constitute the governing instrument of such business trust. The Delaware Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Business Trust Act with respect to accomplishing the purposes of the Trust. The Delaware Trustee and the Beneficiary Trustees agree to file the Certificate of Trust pursuant Section 3810 ET SEQ. of the Business Trust Act in connection with the formation of the Trust as a business trust under the Business Trust Act.

          SECTION 2.5 TRUST ESTATE. Prior to, or contemporaneously with, the issuance of each Series of Notes:

          (a) the Grantee and the Trust shall enter into a Sale Agreement pursuant to which the Grantee shall assign to the Trust the related Intangible Transition Property and the Related Assets which the Trust shall accept and pledge, pursuant to the Indenture, as collateral for such Series of Notes that the Trust will issue and sell (the proceeds of such sale shall be applied, under the terms of the related Sale Agreement, to pay obligations of the Grantee incurred for the purpose of inducing Illinois Power to request the ICC's issuance to the Grantee of the related Intangible Transition Property);

          (b) the Capital Subaccount shall be funded up to the Required Capital Level with respect to each Series of Notes, such amount to be held in the Capital Subaccount in accordance with the Indenture; and

          (c) the Grantee shall be the sole beneficial owner of the Trust, such beneficial ownership to be evidenced by the maintenance of the Certificate Register, as provided by SECTION 5.1(h) below.

The Grantee shall pay organizational expenses (including all fees and expenses associated with the preparation, filing and prosecution of the documents referred to in SECTION 3.1) of the Trust as they may arise or shall, upon the request of the Delaware Trustee, promptly reimburse the Delaware Trustee for any such expenses paid by the Delaware Trustee.

          SECTION 2.6    LIABILITY OF THE GRANTEE.

          (a) Other than to the extent it specifically agrees in this Declaration or otherwise, the Grantee shall not have any personal liability for any liability or obligation of the Trust. The Grantee shall be liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust to the extent that the Grantee would be liable if the Trust were a limited partnership under the Delaware Revised Uniform Limited Partnership Act in which the Grantee were a general partner (and the Grantee shall be liable to and indemnify the Trust for any such losses, claims, damages, liabilities and expenses paid or otherwise borne by the Trust to the extent that the Grantee would have been so liable if the Trust had no assets and the injured party had made a claim directly against the Grantee); PROVIDED, HOWEVER, that the Grantee shall not be liable for: (i) any obligations which by their terms or nature are nonrecourse to the Grantee, including, without limitation, any losses incurred by a Holder of a Note in its capacity as an investor in the Notes; or (ii) any losses, claims, damages, liabilities and expenses arising out of the imposition by any taxing authority of any federal, state or local income or franchise taxes or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital, net worth and similar items (including any interest, penalties or additions with respect thereto) upon the Delaware Trustee, in its individual capacity, either of the Beneficiary Trustees, any Holder, the Indenture Trustee, or any other Person acting as depositary, trustee or agent with respect to any Note (including any liabilities, costs or expenses with respect thereto) with respect to the Intangible Transition Property not specifically indemnified or represented to hereunder. Any third party creditors of the Trust (other than in connection with the obligations described in the proviso to the preceding sentence, for which the Grantee shall not be liable) shall be deemed third party beneficiaries of this SECTION 2.6.

          (b) Except as otherwise provided in the Servicing Agreement, any property of the Trust not necessary for the payment of the Trust's obligations or required to be set aside or paid to any account and which is released to the Note Issuer free from the lien of the Indenture as provided in Section 8.02 thereof shall be released to the Grantee as specified in an officer's certificate of the Grantee.

          SECTION 2.7 TITLE TO TRUST ESTATE. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Delaware Trustee, a co-trustee and/or a separate trustee, as the case may be.

          SECTION 2.8 SITUS OF TRUST. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Delaware Trustee and the Indenture Trustee on behalf of the Trust shall be located in the State of Delaware or the State of Illinois. The Trust shall not have any employees in any state other than Delaware; PROVIDED, HOWEVER, that nothing herein shall restrict or prohibit the Delaware Trustee (in its individual capacity but not as Delaware Trustee) from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or Illinois, and payments shall be made by the Trust only from Delaware or Illinois. The only office of the Trust shall be the Corporate Trust Office in Delaware. To the greatest extent possible, the Delaware Trustee shall conduct the Trust's activities from Delaware, sign documents on behalf of the Trust in Delaware and maintain bank accounts (other than those accounts maintained under the Indenture) and business records on behalf of the Trust in Delaware.

                                    ARTICLE III
                           DELIVERY OF CERTAIN DOCUMENTS

          SECTION 3.1 DOCUMENTS RELATING TO REGISTRATION OF NOTES. The Beneficiary Trustees, acting singly or jointly, are hereby authorized and directed to:

          (a) execute and file on behalf of the Trust with the SEC a registration statement on Form S-3, including any pre-effective or post-effective amendments to such registration statement (including the prospectus, the prospectus supplement and the exhibits contained therein), relating to the Notes;

          (b) determine the states in which to take appropriate action to qualify or register for sale all or part of the Notes and to take any and all such acts as they deem necessary or advisable to comply with the applicable laws of any of those states, including the execution and filing on behalf of the Trust of such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable in connection therewith; and

          (c) to do or cause to be done all such other acts or things and to execute and deliver all such instruments and documents that any Beneficiary Trustee shall deem necessary or appropriate to carry out the intent of this Section.

In the event that any filing referred to above is required by the rules and regulations of the SEC or any state securities or "Blue Sky" laws, to be executed on behalf of the Trust by the Delaware Trustee, then the Delaware Trustee, not in its individual capacity, but solely in its capacity as trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

          SECTION 3.2 DOCUMENTS RELATING TO ISSUANCE OF NOTES. The Delaware Trustee is hereby directed to execute and deliver from time to time, in accordance with the terms of a Sale Agreement, and as instructed in writing by the Grantee, Trust's Issuance Certificates and all other documents and instruments as may be necessary or desirable to issue each Series of Notes pursuant to the provisions of the Indenture.

          SECTION 3.3 DOCUMENTS RELATING TO SALE AGREEMENTS. The Delaware Trustee is hereby directed to execute and deliver on behalf of the Trust all agreements, documents, certificates, and other instruments as may be required under and pursuant to the terms of the Sale Agreement and any Subsequent Sale Agreements.

          SECTION 3.4 SUBSEQUENT SALE AGREEMENTS. The Delaware Trustee on behalf of the Trust shall from time to time execute and deliver Subsequent Sale Agreements at the written direction of the Grantee upon delivery by the Grantee to the Delaware Trustee, and receipt by the Delaware Trustee, or the causing to occur by the Grantee, of the following:

          (a) GRANTEE ACTION. The Grantee shall authorize and direct the execution, authentication and delivery of such Subsequent Sale Agreement by the Delaware Trustee.

          (b) AUTHORIZATIONS. An Opinion of Counsel that no authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid execution and delivery by the Grantee of such Subsequent Sale Agreement, except for such authorizations, approvals or consents of governmental bodies that have been obtained and copies of which have been delivered with such Opinion of Counsel.

          (c) AUTHORIZING CERTIFICATE. A certificate of a Responsible Officer of the Grantee certifying that the Grantee has duly authorized the execution and delivery of such Subsequent Sale Agreement.

          (d) CERTIFICATE OF THE GRANTEE. A certificate of a Responsible Officer of the Grantee, dated as of the Series Issuance Date, to the effect that, in the case of the Intangible Transition Property to be sold pursuant to such Subsequent Sale Agreement immediately prior to the conveyance thereof to the Trust pursuant to such Subsequent Sale Agreement:

               (i) the Grantee is the owner of such Intangible Transition Property, free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance; the Grantee has not assigned any interest or participation in such Intangible Transition Property and the proceeds thereof other than to the Trust pursuant to such Subsequent Sale Agreement (or, if assigned, it has been released); the Grantee has the power and right to convey such Intangible Transition Property and the proceeds thereof to the Trust; and the Grantee, subject to the terms of such Subsequent Sale Agreement, has validly conveyed to the Trust all of its right, title and interest in and to such Intangible Transition Property and the proceeds thereof, free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance; and

               (ii) the copy of the Subsequent Funding Order attached to such Subsequent Sale Agreement creating such Intangible Transition Property is true and correct.

          (e) OPINION OF COUNSEL. An Opinion of Counsel dated the Series Issuance Date, subject to the customary exceptions, qualifications and assumptions contained therein, to the effect that:

               (i) the Grantee is duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization;

               (ii) the Grantee has the power and authority to execute and deliver such Subsequent Sale Agreement, and such Subsequent Sale Agreement has been duly authorized, executed and delivered by the Grantee;

               (iii) such Subsequent Sale Agreement is a valid and binding agreement of the Grantee, enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) upon the delivery of such fully executed Subsequent Sale Agreement to the Trust and the payment of the purchase price of the Intangible Transition Property and the Related Assets conveyed thereby by the Trust to the Grantee pursuant to such Subsequent Sale Agreement, then (I) the transfer of the Intangible Transition Property and the Related Assets by the Grantee to the Trust pursuant to such Subsequent Sale Agreement conveys the Grantee's right, title and interest in such Intangible Transition Property and the Related Assets to the Trust and will be treated under state law as an absolute transfer of all of the Grantee's right, title, and interest in such Intangible Transition Property and the Related Assets, other than for federal and state income and franchise tax purposes, (II) such transfer of such Intangible Transition Property and the Related Assets is perfected, (III) such transfer has priority over any other assignment of the Intangible Transition Property and the Related Assets and (IV) such Intangible Transition Property and the Related Assets is free and clear of all liens created prior to its transfer to the Trust pursuant to such Subsequent Sale Agreement; and

               (v) such other matters as the Delaware Trustee may reasonably require.

          (f) RATING AGENCY CONDITION. The Delaware Trustee shall receive evidence reasonably satisfactory to it that the Rating Agency Condition will be satisfied upon the execution and delivery of any Notes to be issued in connection with the execution and delivery of such Subsequent Sale Agreement.

          (g) OTHER REQUIREMENTS. Such other documents, certificates, agreements, instruments or opinions as the Delaware Trustee may reasonably require.

                                     ARTICLE IV
                                ACTIONS BY TRUSTEES

          SECTION 4.1    PRIOR NOTICE TO THE GRANTEE WITH RESPECT TO CERTAIN
MATTERS.   Except as otherwise provided in this ARTICLE IV, the Delaware
Trustee shall not take action with respect to the following matters, unless
(i) the Delaware Trustee shall have notified the Grantee in writing of the proposed action at least 30 days before the taking of such action, and (ii) the Grantee shall not have notified the Delaware Trustee in writing prior to the 30th day after such notice is given that the Grantee has withheld consent or provided alternative direction:

          (a) the initiation of any action, claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than any action, claim or lawsuit brought by the Servicer in the name of the Trust to enforce the terms of any Intangible Transition Property or other related right);

          (b) the election by the Trust to file an amendment to the Certificate of Trust (except in such cases where such amendment is required by the Business Trust Act);

          (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Holder is required;

          (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Holder is not required and such amendment materially adversely affects the interest of the Grantee; or

          (e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture or this Declaration, as applicable.

          SECTION 4.2    ACTION BY THE GRANTEE WITH RESPECT TO CERTAIN MATTERS.

          (a) The Delaware Trustee shall have the power to consent to the appointment of a successor Servicer only in accordance with the provisions of Section 7.02 of the Servicing Agreement and subject to any approval required by the terms of the Indenture.

          (b) Except as otherwise expressly agreed by the Grantee (or, with respect to CLAUSE (ii), the amendment provisions of any Basic Document), the Delaware Trustee shall not (i) take any action with respect to any election by the Trust to file an amendment to the Certificate of Trust,
     (ii) amend, change, modify or terminate any Basic Document, or (iii) sell the Intangible Transition Property transferred to the Trust pursuant to the Sale Agreement or any Subsequent Sale Agreement or any interest therein after termination of the Indenture.

          SECTION 4.3    ACTION BY THE GRANTEE WITH RESPECT TO BANKRUPTCY.
No Trustee shall have any power to commence a voluntary proceeding in bankruptcy relating to the Trust; PROVIDED, HOWEVER, the Delaware Trustee may commence a voluntary proceeding in bankruptcy relating to the Trust with the prior approval of the Grantee and the delivery to the Delaware Trustee of a certificate signed by the Grantee and certifying that the Grantee reasonably believes that the Trust is insolvent.

          SECTION 4.4 RESTRICTIONS ON GRANTEE POWER. The Grantee shall not direct any of the Trustees to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust, the Delaware Trustee or a Beneficiary Trustee (as the case may be) under this Declaration or any other Basic Document or would be contrary to SECTION 2.3, nor shall any Trustee be obligated to follow any such direction, if given.

          SECTION 4.5 APPLICATION OF TRUST FUNDS. Pursuant to the terms of the Indenture, for so long as there are any outstanding Notes, the Trust shall cause the Indenture Trustee to establish and maintain the Collection Account and all subaccounts thereof under the Indenture for the benefit of Holders of the Notes and the Trust. The funds held in the Collection Account and such subaccounts shall be deposited, invested, administered, allocated and distributed in the manner set forth in the Indenture.

                                     ARTICLE V
                                    THE TRUSTEES

          SECTION 5.1    DUTIES.

          (a) Each Trustee undertakes to perform such duties, and only such duties, as are specifically set forth for such Trustee in this Declaration, including, in the case of the Delaware Trustee, the administration of the Trust in the interest of the Grantee, subject to the rights of the Holders of Notes under the Basic Documents and the provisions of this Declaration. No implied covenants or obligations shall be read into this Declaration.

          (b) Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged all of its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Servicing Agreement or the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Delaware Trustee or the Trust hereunder or under any other Basic Document, and the Delaware Trustee shall not be liable for the default or failure of the Servicer or the Administrator, as applicable, to carry out its obligations under such agreements.

          (c) In the absence of bad faith on its part, a Trustee may conclusively rely upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Declaration in determining the truth of the statements and the correctness of the opinions contained therein; PROVIDED, HOWEVER, that such Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Declaration.

          (d) A Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

               (i) this SECTION 5.1(d) shall not limit the effect of SECTIONS 5.1(a) or 5.1(b);

               (ii) the Delaware Trustee shall not be liable (x) for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Delaware Trustee was grossly negligent in ascertaining the pertinent facts or (y) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder or pursuant to any Basic Document; and

               (iii) a Beneficiary Trustee shall not be liable (x) for any error of judgment made in good faith by such Beneficiary Trustee unless it is proved that such Beneficiary Trustee was grossly negligent in ascertaining the pertinent facts or (y) with respect to any action such Beneficiary Trustee takes or omits to take in good faith in accordance with a direction received by such Beneficiary Trustee hereunder or pursuant to any Basic Document.

          (e) Monies received, if any, by the Delaware Trustee hereunder need not be segregated in any manner except to the extent required by law or the Basic Documents, may be deposited under such general conditions as may be prescribed by law, and the Delaware Trustee shall not be liable for any interest thereon.

          (f) No Trustee shall take any action that (i) is inconsistent with the purposes of the Trust set forth in SECTION 2.3, or (ii) would, to the actual knowledge of such Trustee, if such Trustee is a Beneficiary Trustee, or to the actual knowledge of a Responsible Officer of the Delaware Trustee, result in the Trust's becoming taxable as a corporation. The Grantee shall not direct or cause the Trustees to take action that would violate the provisions of this SECTION 5.1(f).

          (g) The Delaware Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the Trust or the Delaware Trustee in respect of the Basic Documents may be served. The Delaware Trustee initially designates its Corporate Trust Office as its principal office for such purposes. The Delaware Trustee shall give prior written notice to the Grantee of any change in the location of any such office or agency. In no event, however, shall the Delaware Trustee change the office or agency designated for the foregoing purposes to any other jurisdiction unless the Delaware Trustee has received an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, Illinois Power) that such jurisdiction will not impose any additional tax upon the Trust solely as a result of the maintenance of such office or agency in such jurisdiction.

          (h) The Delaware Trustee shall keep or cause to be kept, at its Corporate Trust Office at One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, a register or registers for the purpose of registering the name and address of the beneficial owner of the Trust (the "Certificate Register"). The Delaware Trustee shall be the registrar (the "Certificate Registrar") and shall, with the consent of the Administrator, provide for the registration of the identity of the beneficial owner and, subject to such reasonable regulations as it may prescribe, registration of transfers of such beneficial interest. The provisions of this Section 5.1(h) shall apply to the Delaware Trustee in its role as Certificate Registrar, for so long as the Delaware Trustee shall act as Certificate Registrar hereunder.

          SECTION 5.2 RIGHTS OF THE DELAWARE TRUSTEE. The Delaware Trustee is hereby authorized and directed to execute and deliver, on behalf of the Trust, the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as the Grantee shall approve as evidenced conclusively by the Delaware Trustee's execution thereof. In addition to the foregoing, the Delaware Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Delaware Trustee is further authorized, but shall not be obligated, from time to time to take such action as the Servicer shall request with respect to any Basic Document that the Servicer shall determine to be necessary or appropriate in connection with its servicing obligations under the Servicing Agreement.

          SECTION 5.3 ACCEPTANCE OF TRUSTS AND DUTIES. Except as otherwise provided in this ARTICLE V, in accepting the trusts hereby created, each Trustee acts solely as a trustee hereunder and not in its individual capacity and all Persons having any claim against a Trustee by reason of the transactions contemplated by this Declaration or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.
Each Trustee accepts the trusts hereby created and agrees to perform such Trustee's duties hereunder with respect to such trusts but only upon the terms of this Declaration and the other Basic Documents. The Delaware Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Declaration and the other Basic Documents. No Trustee shall be liable or accountable hereunder or under any Basic Document under any circumstances, except for (i) such Trustee's grossly negligent action, such Trustee's grossly negligent failure to act or such Trustee's own willful misconduct or (ii) the inaccuracy of any representation or warranty made by such Trustee in its individual capacity to the Grantee. In particular, but not by way of limitation:

          (a) no Trustee shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Intangible Transition Property, or the perfection and priority of any security interest created in the Note Collateral (or any portion thereof) or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Note Collateral or its ability to generate the payments to be distributed to the holders of any Note or any other creditors of the Trust, including, without limitation: the existence and ownership of any Intangible Transition Property; the validity of the assignment of any Intangible Transition Property to the Trust or of any intervening assignment; or the compliance by the Grantee or the Servicer with any representation or warranty made under any Basic Document or in any related document or the accuracy of any such representation or warranty or any action of the Servicer, the Administrator, the Grantee or any other Person taken in the name of such Trustee;

          (b) no Trustee shall be liable with respect to any action taken or omitted to be taken by such Trustee in accordance with the instructions of the Servicer, the Administrator or the Grantee;

          (c) no provision of this Declaration or any other Basic Document shall require a Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of such Trustee's rights or powers hereunder or under any other Basic Document, if such Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to such Trustee;

          (d) under no circumstances shall any Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under any of the Basic Documents, including, without limitation, the principal of and interest on any outstanding Notes;

          (e) no Trustee shall be responsible for or in respect of nor makes any representation as to the validity or sufficiency of any provision of this Declaration or for the due execution hereof by the Grantee or for the form, character, genuineness, sufficiency, value or validity of either the Trust or the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, the Notes (other than the execution of the Notes), the Note Collateral or any Intangible Transition Property or related documents, and no Trustee shall in any event assume or incur any liability, duty or obligation to any Holder of Notes, other than as expressly provided for herein and in the other Basic Documents;

          (f) no Trustee shall be liable for the default or misconduct of the Servicer, the Administrator, the Indenture Trustee or the Grantee under any of the Basic Documents or otherwise, and no Trustee shall have any obligation or liability to perform the obligations of the Trust under this Declaration or the other Basic Documents that are required to be performed by the Servicer under the Servicing Agreement or the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Grantee hereunder;

          (g) no Trustee shall be under any obligation to exercise any of the rights or powers vested in such Trustee by this Declaration, or to institute, conduct or defend any litigation under this Declaration or any other Basic Document or in relation to this Declaration or any other Basic Document, at the request, order or direction of the Grantee unless the Grantee has offered to such Trustee security or indemnity satisfactory to such Trustee against the costs, expenses and liabilities that may be incurred by such Trustee (including, without limitation, the reasonable fees and expenses of such Trustee's counsel) therein or thereby; the right of a Trustee to perform any discretionary act enumerated in this Declaration or in any other Basic Document shall not be construed as a duty, and such Trustee shall only be answerable for such Trustee's gross negligence or willful misconduct in the performance of any such act; and

          (h) the provisions of this Declaration, to the extent that they restrict the duties and liabilities of a Trustee otherwise existing at law or in equity, are agreed and accepted by the Trust, the Grantee, the Servicer, the Administrator, the Indenture Trustee, the Holders and all other Persons who may succeed to any duties and liabilities of a Trustee.

          SECTION 5.4    ACTION UPON INSTRUCTION BY THE GRANTEE.

          (a) The Grantee may by written instruction direct a Trustee in the management of the Trust PROVIDED that, so long as any Notes remain outstanding, the operation and management of the Trust will be restricted as provided in the Indenture.

          (b) Notwithstanding the foregoing, a Trustee shall not be required to take any action hereunder or under any other Basic Document if such Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of such Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

          (c) Whenever a Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Declaration or any other Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Declaration or the other Basic Documents, such Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Grantee requesting instruction as to the course of action to be adopted, and, to the extent such Trustee acts in good faith in accordance with any such instruction received, such Trustee shall not be liable on account of such action to any Person. If a Trustee shall not, in the reasonable judgment of such Trustee, have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), such Trustee may, but shall be under no duty to, take or refrain from taking such action which is consistent, in such Trustee's view, with this Declaration or the other Basic Documents, and as such Trustee shall deem to be in the best interests of the Grantee, and such Trustee shall have no liability to any Person for any such action or inaction.

          SECTION 5.5 FURNISHING OF DOCUMENTS. A Trustee shall furnish to the Grantee, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to such Trustee under the Basic Documents.

          SECTION 5.6    REPRESENTATIONS AND WARRANTIES.

               (a) REPRESENTATION AND WARRANTIES OF DELAWARE TRUSTEE. First Union Trust Company, National Association hereby represents and warrants to the other parties hereto that:

               (i) It is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States.

               (ii) It has full power, authority and legal right to execute, deliver and perform this Declaration, and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration.

               (iii) The execution, delivery and performance by it of this Declaration (i) do not violate any requirement of Federal law or the law of the State of Delaware governing its banking and trust powers or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to it or any of its assets, (ii) do not violate any provision of its corporate charter or by-laws, or
          (iii) do not violate any provision of; or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on its performance or its ability to perform its duties as a Trustee under this Declaration or on the transactions contemplated in this Declaration.

               (iv) Its execution, delivery and performance of this Declaration shall not require the authorization, consent or approval of; the giving of notice to, the filing or registration with, or the taking of any other action in respect of; any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed (except for the filing of the Certificate of Trust with the Delaware Secretary of State).

               (v) This Declaration has been duly executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable against it in accordance with the terms of such agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (b) REPRESENTATIONS AND WARRANTIES OF BENEFICIARY TRUSTEES. Each Beneficiary Trustee hereby represents and warrants to the other parties hereto that:

               (i) The execution, delivery and performance by it of this Declaration (i) shall not violate any Requirement of Law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to such Beneficiary Trustee or any of such Beneficiary Trustee's assets and (ii) shall not violate any provisions of, or constitute, with or without notice or lapse of time, a default under or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on its performance or its ability to perform its duties as a Trustee under this Declaration or on the transactions contemplated in this Declaration.

               (ii) The execution, delivery and performance of this Declaration by such Beneficiary Trustee shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency (except for the filing of the Certificate of Trust with the Delaware Secretary of State).

               (iii) This Declaration has been duly executed and delivered by such Beneficiary Trustee and constitutes the legal, valid and binding agreement of such Beneficiary Trustee, enforceable against it in accordance with the terms of such agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.


          SECTION 5.7    RELIANCE: ADVICE OF COUNSEL.

          (a) A Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by such Trustee to be genuine and believed by such Trustee to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document. A Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.
     As to any fact or matter the method of the determination of which is not specifically prescribed herein, a Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to such Trustee for any action taken or omitted to be taken by such Trustee in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Declaration and the other Basic Documents, the Delaware Trustee: (i) may, at the expense of Servicer, act directly or through its agents, attorneys, custodians or nominees (including the granting of a power of attorney to its officers to execute and deliver any Basic Document, Note or other documents related thereto and to take any action in connection therewith on behalf of the Delaware Trustee) pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Delaware Trustee with reasonable care; and (ii) may, at the expense of Servicer, consult with counsel, accountants and other professionals to be selected with reasonable care by it. The Delaware Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons and which, according to such opinion or advice, is not contrary to this Declaration or any other Basic Document.

          SECTION 5.8 TRUSTEES MAY OWN NOTES. A Trustee in such Trustee's individual or any other capacity may become the owner or pledgee of Notes and may deal with Illinois Power, the Grantee, the Indenture Trustee, the Servicer and their respective Affiliates in transactions in the same manner as such Trustee would have if such Trustee were not a trustee under this Agreement.

          SECTION 5.9    COMPENSATION AND INDEMNITY.

          (a) A Trustee shall receive as compensation for services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and such Trustee, and such Trustee shall be entitled to be reimbursed by the Servicer for such Trustee's other reasonable expenses hereunder including the reasonable compensation expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as such Trustee may employ in connection with the exercise and performance of such Trustee's rights and duties hereunder.

          (b) The Servicer shall, to the fullest extent permitted by law, indemnify each Trustee and such Trustee's successors, assigns, agents and servants in accordance with the provisions of a separate agreement or agreements to be entered into from time to time by and between the Servicer and such Trustee. The indemnities contained in this SECTION 5.9 shall survive the resignation or termination of a Trustee or the termination of this Declaration. Any amounts paid to a Trustee pursuant to this ARTICLE V shall be deemed not to be a part of the Trust Estate immediately after such payment. Each Trustee acknowledges that no recourse may be had against the Grantee, the Trust or the Trust Estate with respect to this SECTION 5.9(b).

          SECTION 5.10   REPLACEMENT OF A TRUSTEE.

          (a) A Trustee may resign at any time and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Servicer. The Servicer may appoint a successor Trustee by delivering a written instrument to the resigning Trustee and the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Servicer shall remove a Trustee if:

               (i) in the case of the Delaware Trustee, such Trustee shall cease to be eligible in accordance with the provisions of SECTION 5.13 and shall fail to resign after written request therefor by the Servicer;

               (ii)  such Trustee shall be adjudged bankrupt or insolvent;

               (iii) a receiver or other public officer shall be appointed or take charge or control of such Trustee or of such Trustee's property or affairs for the purpose of rehabilitation, conservation or liquidation; or

               (iv)  such Trustee shall otherwise be incapable of acting.

          (b) If a Trustee resigns or is removed or if a vacancy exists in the office of a Trustee for any reason, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee) and shall pay any fees and expenses owed to the outgoing Trustee.

          (c) Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to any of the provisions of this SECTION 5.10 shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Servicer and any fees and expenses due to the outgoing Trustee are paid. Any successor Trustee appointed pursuant to this SECTION 5.10 to serve as Delaware Trustee shall be eligible to act in such capacity in accordance with SECTION 5.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Declaration, with like effect as if originally named as Delaware Trustee. The Servicer shall provide notice of such resignation or removal of the Delaware Trustee to the Rating Agencies. Such successor Delaware Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Delaware Trustee in the State of Delaware.

          (d) The predecessor Trustee shall upon payment of such Trustee's fees and expenses deliver to the successor Trustee all documents and statements and monies held by such Trustee under this Declaration. The Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          (e) Upon acceptance of appointment by a successor Delaware Trustee pursuant to this SECTION 5.10 the Servicer shall mail notice of the successor of such Delaware Trustee to the Rating Agencies, the Indenture Trustee and the Holders.

          (f) No Trustee shall be personally liable for any action or omission of any successor Trustee.

          SECTION 5.11 MERGER OR CONSOLIDATION OF DELAWARE TRUSTEE. Any corporation into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor of the Delaware Trustee hereunder, provided such corporation shall be eligible pursuant to SECTION 5.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that the Delaware Trustee shall mail notice of such merger or consolidation to the Servicer, the Rating Agencies and the Indenture Trustee and provided further that the Delaware Trustee shall file an amendment to the Certificate of Trust as required under Section 5.10.

          SECTION 5.12   APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          (a) Notwithstanding any other provisions of this Declaration, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Servicer and the Delaware Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Delaware Trustee to act as co-trustee or co-trustees, jointly with the Delaware Trustee, or as separate trustee or trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof; and, subject to the other provisions of this SECTION 5.12, such powers, duties, obligations, rights and trusts as the Servicer and the Delaware Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Delaware Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Declaration shall be required to meet the terms of eligibility as a successor trustee pursuant to SECTION 5.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to SECTION 5.10.

          (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Delaware Trustee shall be conferred upon and exercised or performed by the Delaware Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Delaware Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Delaware Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Delaware Trustee;

               (ii) no trustee under this Declaration shall be personally liable by reason of any act or omission of any other trustee under this Declaration; and

               (iii) the Servicer and the Delaware Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Delaware Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.
     Every instrument appointing any separate trustee or co-trustee shall refer to this Declaration and the conditions of this ARTICLE V. Each separate trustee and co- trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Delaware Trustee or separately, as may be provided therein, subject to all of the provisions of this Declaration, specifically including every provision of this Declaration relating to the conduct of; affecting the liability of or affording protection to the Delaware Trustee. Each such instrument shall be filed with the Delaware Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time appoint the Delaware Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Declaration on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Delaware Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 5.13 ELIGIBILITY REQUIREMENTS FOR DELAWARE TRUSTEE. The Delaware Trustee shall at all times: (a) be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Act; (b) be authorized to exercise corporate trust powers; (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (d) have (or have a parent which has) a long-term unsecured debt rating of at least "BBB-" by S&P and at least "Baa3" by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this SECTION 5.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this SECTION 5.13, the Delaware Trustee shall resign immediately in the manner and with the effect specified in
SECTION 5.10.

                                     ARTICLE VI
                             TERMINATION OF DECLARATION

          SECTION 6.1    TERMINATION OF DECLARATION.

          (a) The Trust shall dissolve on the earlier of: (i) the final distribution by the Delaware Trustee or the Indenture Trustee of all monies or other property or proceeds of the Trust Estate in accordance with the terms of this Declaration and the other Basic Documents; (ii) December 31, 2020; (iii) judicial termination of the Trust; or (iv) if the Grantee so elects, the day following the date on which the aggregate Outstanding Amount of the Notes is zero (any such date of dissolution under (i)-(iv) being the "Trust Termination Date"). Unless otherwise dissolved in accordance with the provisions of this Section 6.1(a), the term of the Trust shall be perpetual.

          (b) To the extent permitted by applicable law and except as provided in Section 6.1(a) of this Declaration, the Grantee shall not be entitled to revoke, dissolve, annul or terminate the Trust.

          (c) Any funds remaining in the Trust after such Trust Termination Date shall be deemed property of the Grantee after satisfaction of all creditors of the Trust as provided by law, and, upon the Grantee's request, shall be distributed by the Indenture Trustee or the Delaware Trustee to the Grantee.

          (d) Upon the completion of the winding up of the Trust and after satisfaction of creditors of the Trust as provided by applicable law, the Delaware Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Act. After such cancellation of the Certificate of Trust, this Declaration (other than SECTION 5.9) shall terminate.

          SECTION 6.2    [RESERVED].

                                    ARTICLE VII
                                   MISCELLANEOUS

          SECTION 7.1 NO LEGAL TITLE TO TRUST ESTATE. The Grantee shall not have legal title to any part of the Trust Estate. The Grantee shall be entitled to receive distributions with respect to its ownership interest therein to the extent not inconsistent with this Declaration and in accordance with the other Basic Documents. No transfer, by operation of law or otherwise, of any right, title, and interest of the Grantee to and in its ownership interest in the Trust Estate shall operate to terminate this Declaration or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

          SECTION 7.2 LIMITATIONS ON RIGHTS OF OTHERS. Except as otherwise provided in SECTION 2.7, the provisions of this Declaration are solely for the benefit of the Trustees, the Grantee, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Holders, and nothing in this Declaration, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Declaration or any covenants, conditions or provisions contained herein.

          SECTION 7.3 NOTICES. All demands, notices and communications upon or to the Grantee, the Servicer, the Delaware Trustee, the Beneficiary Trustees or the Rating Agencies under this Declaration shall be in writing, personally delivered, sent by electronic facsimile (with hard copy to follow via first class mail) or mailed by first class mail or sent by overnight courier, and shall be deemed to have been duly given upon receipt: (a) in the case of the Grantee, at the following address: to Illinois Power Company, 500 South 27th Street, Decatur, Illinois 62525, with a copy to Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, Attention: Owen E. MacBride; (b) in the case of the Servicer, at the following address: to Illinois Power Company, 500 South 27th Street, Decatur, Illinois 62525 with a copy to Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, Attention: Owen E. MacBride; (c) in the case of the Trust or the Delaware Trustee, to the Delaware Trustee at its Corporate Trust Office, with a copy to Richards Layton & Finger, One Rodney Square, 920 King Street, Wilmington, Delaware 19801, Attention Doneene Damon;
(d) in the case of the Beneficiary Trustees, to Cynthia G. Steward and Eric B. Weekes, c/o Illinois Power Company, 500 South 27th Street, Decatur, Illinois 62525, with a copy to Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, Attention: Owen E. MacBride; and (e) in the case of any Rating Agencies, at the address for notices set forth in the Indenture.

          SECTION 7.4 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Declaration shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Declaration and shall in no way affect the validity or enforceability of the other provisions of this Declaration.

          SECTION 7.5 AMENDMENTS WITHOUT CONSENT OF HOLDERS. This Declaration may be amended by the Delaware Trustee, the Beneficiary Trustees and the Grantee with the prior written consent of the Indenture Trustee but without the consent of any of the Holders (but with prior notice to the Rating Agencies) to (i) cure any ambiguity; (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision in this Declaration; (iii) add or supplement any liquidity, credit or other enhancement arrangement for the benefit of any Holders (provided that if any such addition shall affect any series of Holders differently than any other series of Holders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any series of Holders); (iv) add to the covenants, restrictions or obligations of the Delaware Trustee for the benefit of the Holders; (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to
ARTICLE V; or (vi) add, change or eliminate any other provision of this Declaration in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Holders; provided, that this Declaration shall not be amended in any manner which affects the rights of the Grantee hereunder or under the Basic
Documents without the prior written consent of the Grantee or receipt of an Opinion of Counsel to the Grantee to the effect that such amendment does not adversely affect, in any manner, the interests of the Grantee under this Declaration.

          SECTION 7.6 AMENDMENTS WITH CONSENT OF HOLDERS. This Declaration may be amended from time to time by the Delaware Trustee, the Beneficiary Trustees and the Grantee with the consent of the Indenture Trustee and the Holders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of business on the preceding Payment Date (which consent, whether given pursuant to this SECTION 7.6 or pursuant to any other provision of this Declaration, shall be conclusive and binding on such Person and on all future holders of such Notes and of any Notes issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Declaration, or of modifying in any manner the rights of the Holders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of; or accelerate or delay the timing of; payments that shall be required to be made on any Note without the consent of the Holder thereof (it being understood that the issuance of any Note after the Closing Date as contemplated by this Declaration and the Indenture and the specification of the terms and provisions thereof pursuant to a Trust's Issuance Certificate shall not be deemed to have such effect for purposes hereof); (b) adversely affect the rating of any series of Notes without the consent of the holders of two-thirds of the Outstanding Amount of such series of Notes; or (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all the Holders of the Notes then outstanding. Prior to the execution of any such amendment, supplement or consent, the Delaware Trustee shall furnish written notification of the substance of such amendment, supplement or consent to the Rating Agencies.

          SECTION 7.7    FORM OF AMENDMENTS.

          (a) Promptly after the execution of any amendment, supplement or consent pursuant to SECTIONS 7.5 or 7.6 the Delaware Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

          (b) It shall not be necessary for the consent of the Indenture Trustee pursuant to SECTION 7.6 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Holders provided for in this Declaration or in any other Basic Document) and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable requirements as the Delaware Trustee may prescribe.

          (c) Promptly after the execution of any amendment to the Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment with the Secretary of State.

          (d) Prior to the execution of any amendment to this Declaration or the Certificate of Trust, the Delaware Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Declaration. The Delaware Trustee may, but shall not be obligated to, enter into any such amendment that affects the Delaware Trustee's own rights, duties or immunities under this Declaration or otherwise.

          SECTION 7.8 COUNTERPARTS. This Declaration may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          SECTION 7.9 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Grantee, the Trust and the Trustees and their respective successors and permitted assigns, all as herein provided.

          SECTION 7.10 NO PETITION COVENANT. Notwithstanding any other provision of this Declaration or any other Basic Document and notwithstanding any prior termination of this Declaration, the Trust (or any of the Trustees on behalf of the Trust) and the Grantee shall not, prior to the date which is one year and one day after the termination of this Declaration with respect to the Grantee acquiesce, petition or otherwise invoke or cause the Grantee or the Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Grantee under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Grantee or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Grantee.

          SECTION 7.11 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 7.12 GOVERNING LAW. THIS DECLARATION SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Delaware Trustee has caused this Declaration of Trust to be duly executed by its officer hereunto duly authorized and the Beneficiary Trustees have duly executed this Declaration of Trust, as of the day and year first above written.

                                    DELAWARE TRUSTEE:

                                    FIRST UNION TRUST COMPANY, NATIONAL
                                    ASSOCIATION



                                    By:   /s/ Edward L. Truitt, Jr.
                                          -----------------------------------
                                    Name:     Edward L. Truitt, Jr.
                                          -----------------------------------
                                    Title:    Vice President
                                          -----------------------------------




                                    BENEFICIARY TRUSTEES:


                                    /s/ Cynthia G. Steward
                                    -----------------------------------------
                                    Name: Cynthia G. Steward




                                    /s/ Eric B. Weekes
                                    -----------------------------------------
                                    Name: Eric B. Weekes

 Acknowledged, accepted and agreed
 on this 1st day of December, 1998.

 ILLINOIS POWER SECURITIZATION
 LIMITED LIABILITY COMPANY


 By: /s/ Eric B. Weekes
     -------------------------
 Name: Eric B. Weekes
 Title: Manager

                                                               EXHIBIT A TO THE
                                                           DECLARATION OF TRUST


                               CERTIFICATE OF TRUST OF
                         ILLINOIS POWER SPECIAL PURPOSE TRUST

          THIS CERTIFICATE OF TRUST of Illinois Power Special Purpose Trust (the "Trust"), dated as of December __, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C., Section 3801 ET SEQ. (the "Act")).

               (i) NAME. The name of the business trust formed hereby is Illinois Power Special Purpose Trust.

               (ii) DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

               (iii) EFFECTIVE DATE. This Certificate of Trust shall be effective on December __, 1998.

          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                    FIRST UNION TRUST COMPANY, NATIONAL
                                    ASSOCIATION, not in its individual capacity but solely as Delaware Trustee


                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________


                                    -----------------------------------------
                                    Cynthia G. Steward, as Beneficiary Trustee

                                    -----------------------------------------
                                    Eric B. Weekes, as Beneficiary Trustee